EXHIBIT 10.4C

***: CERTAIN MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION.

                     TECHNOLOGY LICENSE AND SUPPLY AGREEMENT


         This Technology License and Supply Agreement is made and entered into by and between NDC, Automation, Inc., a Delaware corporation, with its principal place of business at 3101 Latrobe Drive, Charlotte, North Carolina 28211 ("SUPPLIER") and Mentor AGVS, Division of Krasny-Kaplan Corporation, an Ohio corporation, with its principal place of business located at 4899 Commerce Parkway, Warrensville Heights, OH 44148, "BUYER") as of the 1st day of December, 1999.

         WHEREAS, SUPPLIER is the exclusive licensee in North America of certain patents, software and know-how related to automatic guided vehicle systems and is the exclusive distributor in North America for certain control components and equipment based on such patents, software and know-how which has been designed by, manufactured for, and sold by NDC Netzler et Dahlgren AB ("NDC"), a Swedish company; and

         WHEREAS, BUYER designs, manufactures (or has manufactured), installs and services complete automatic guided vehicle systems ("AGVS"); and

         WHEREAS, BUYER desires to use SUPPLIER's know-how, support and AGVS control components and equipment in BUYER's AGVS; and

         WHEREAS, the purpose of this agreement is to set forth the terms and conditions pursuant to which SUPPLIER shall license its technology and supply its products to BUYER and support BUYER in its use of the same.

         NOW THEREFORE, in consideration of these premises, the covenants exchanged herein and other good and valuable consideration, the parties agree as follows:


                                A G R E E M E N T

1 Grant of License.

1.1 Subject to the terms and conditions of this Agreement and during its Term, SUPPLIER grants to BUYER and BUYER accepts a non-exclusive license and right to use SUPPLIER's
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Technology (as hereinafter defined) and AGVS control components and equipment within the Territory (as hereinafter defined) for the following purposes:

         (1) to market, sell, design, manufacture, assemble, install and set-up and service AGVS for end-users; notwithstanding the above, BUYER may sell AGVS to end- users outside the Territory, using SUPPLIER's Technology, AGVS control components and equipment, provided that design, manufacturing and assembly have been done within the Territory

         (2) to sublicense third party contractors at its direction to manufacture, assemble, install, set-up and service AGVS designed and sold by BUYER.

1.2 The "SUPPLIER's Technology" shall consist of all patents, information, processes, solutions, techniques, software and documentation licensed to or and owned by SUPPLIER which relate to any of the navigation, control communication, or decision-making functions of an AGVS or the design, use, manufacture, installation, set-up or servicing of an AGVS as the same now exists or may be developed or acquired by or licensed to SUPPLIER during the Term hereof.

1.3 The "Territory" shall consist of the countries of North America.

2 License Fee.

BUYER shall pay to SUPPLIER an annual license fee of *** payable as follows:

         (1) The first annual license fee shall be due and payable upon execution of this Agreement;

         (2) subsequent annual license fees shall be due and payable on each Anniversary of the date of this Agreement.



3. Performance Credits.

3.1 BUYER agrees to order and accept delivery for engineering, support services and AGVS control components and equipment totaling at least *** in each Contract Year during the Term of this Agreement. If BUYER fails to meet this minimum, SUPPLIER may terminate the Agreement in accordance with paragraph 5.3.

3.2 SUPPLIER will grant to BUYER a *** performance credit in each Contract Year of this Agreement if SUPPLIER has invoiced BUYER *** or more during the previous Contract Year, and a *** performance credit in each Contract Year of this Agreement if SUPPLIER has

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invoiced BUYER *** or more during the previous Contract Year for products and services, including but not limited to AGVS control components and equipment, motors and drives, batteries and chargers, etc.

3.3 SUPPLIER shall notify BUYER as to the performance credit earned with respect to the sales made in any Contract Year no later than one month after the contract year ends.

3.4 BUYER shall be entitled to purchase AGVS control components, equipment, engineering services, training and other support from SUPPLIER according to the discount and pricing schedule attached hereto (Exhibit 1). SUPPLIER reserves the right to revise its prices annually upon giving BUYER sixty (60) days prior written notice.

3.5 BUYER shall also be entitled to purchase spare parts and services under a separate Service & Support Agreement and SUPPLIER agrees to negotiate the terms of such an agreement in good faith with BUYER.

4 Obligations of the Parties.

4.1 SUPPLIER shall provide, upon reasonable advance request and at a mutually agreeable time, up-date training at rates according to Exhibit 1. SUPPLIER will also facilitate participation at NDC's scheduled courses in Sweden for BUYER's qualified employees.

4.2 SUPPLIER shall provide software and upgrades of such software at terms in accordance with Exhibit 1, as the same may be released generally by SUPPLIER from time to time.

4.3 BUYER shall pay the travel and living expenses of its personnel when receiving training or assistance, and BUYER shall reimburse SUPPLIER for its reasonable out-of-pocket expenses when traveling to provide training or other support.


5 Term and Termination.

5.1 This Agreement shall be deemed effective from December 1, 1999 upon execution and shall continue in full force and effect until November 30, 2002, (the "Term") unless sooner terminated or extended pursuant hereto. This Agreement shall be automatically extended for successive additional terms of one year each (each an additional "Term') unless either party, at least ninety (90) days prior to the expiration of the then current Term gives notice to the other that the Agreement shall not be renewed.

5.2 The period from December 1 to the following November 30 during any Term shall be known as a Contract Year.

5.3 This Agreement may be terminated by either party if the other commits a material breach of this Agreement and does not cure such breach within thirty
(30) days after receiving notice


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of the breach and the sender's intent to terminate or immediately upon giving notice in the event the receiving party ceases business as a going concern, assigns this Agreement in violation of its terms, files for bankruptcy or for the appointment of a trustee, receiver, conservator or the like of its business or assets, dissolves or adopts a plan of dissolution or liquidation.

5.4 This Agreement may also be terminated by mutual, written consent between the parties.

6 Ownership and Confidentiality.

6.1 All AGVS Technology provided to BUYER by SUPPLIER shall be and remain the exclusive property of SUPPLIER, and BUYER shall not acquire any right, title or interest in the same, in the name and style "SUPPLIER" or in the goodwill thereof.

6.2 BUYER shall and hereby does grant to SUPPLIER, its successors and assigns, a perpetual, irrevocable, non-exclusive license and right with right to sublicense to use all improvements to the SUPPLIER Technology and all inventions, discoveries, patents and information, whether patented or not, which relate to SUPPLIER or derive from SUPPLIER Technology which it develops, creates or acquires pursuant to a development contract during the Term of this Agreement, at terms mutually agreed in writing between the parties.

6.3 BUYER shall not use, copy or distribute SUPPLIER Technology except as expressly authorized hereby.

6.4 BUYER shall use efforts no less stringent then it uses to protect its own valuable proprietary information and, in any event, no less than reasonable to protect the confidentiality of all SUPPLIER Technology. BUYER shall limit disclosure of SUPPLIER Technology to its own employees who have a need to know and to outside contractors, consultants or sublicensees who are bound, in writing, to protect the confidentiality and proprietary nature of the SUPPLIER Technology and not to use it except in support of BUYER's AGVS projects. Such writings shall be for SUPPLIER's benefit and may be enforced by it. The foregoing obligations shall not apply to information which is or becomes publicly known through no act or omission of BUYER or its contractors, representatives or sublicensees.

6.5 BUYER shall return all expressions or tangible recordings of AGVS Technology to SUPPLIER upon the expiration or termination of this Agreement for any reason.

7 General.

7.1 Any notice required or contemplated by this agreement shall be sufficient if in writing and delivered personally, by courier service such as Federal Express or if deposited with the U.S. Postal Service, first class, certified or registered mail, postage paid, addressed as follows or to such other address as a party may give to the other by notice:


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If to SUPPLIER:         NDC Automation, Inc.
                        3101 Latrobe Drive
                        Charlotte, North Carolina 28211
                        Attention: Ralph Dollander, President

If to BUYER:            MENTOR AGVS
                        4899 Commerce Parkway
                        Warrensville Heights, OH 44128
                        Attention: Michael Urban, Vice President



7.2 All sales of AGVS control components and equipment and engineering services shall be governed exclusively by the terms of the relevant purchase order and by SUPPLIER's standard terms and conditions of sale, copies of which are attached and incorporated herein by reference (Exhibits 2 and 3).

7.3 Neither party may assign this Agreement without the express, prior consent of the other party. Any purported assignment in violation of this provision shall be void. Assignment shall include any assignment by operation of law, including merger.

7.4 The relationship created by this Agreement is solely that of Supplier/Licensor and Buyer/Licensee. Neither party shall be nor hold itself out as the legal representative of the other, and no relationship of principal and agent, franchisor and franchisee, employer and employee is created hereby.

7.5 The failure or delay by one party in enforcing its rights hereunder with respect to any breach or failure of performance by the other shall not be deemed a waiver; and the waiver by one party of any right or remedy hereunder on one occasion shall not be deemed a waiver of any other right or remedy or on any other occasion.

7.6 This Agreement and any claim or controversy arising out of or related to it shall be governed exclusively by the domestic law of the State of North Carolina.

7.7 This Agreement replaces any and all prior agreements and constitutes the entire expression of agreement between the parties with respect to its terms, understandings, statements and representations being merged herein. It may not be amended or modified orally, but only by a written agreement signed by both parties. Each party represents that the other has not made any statement or premise on which it has relied which is not expressed herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement by the signature of their duly authorized representatives as of the date first above appearing.



MENTOR AGVS                                     NDC AUTOMATION, INC.



By:     /s/ Roger Steel                    By:   /s/ Ralph Dollander
     -------------------------                 -----------------------------

Title:      President                      Title:      President
     -------------------------                 -----------------------------


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